Exhibit 99

NEWS RELEASE	NACCO Industries, Inc.
5875 Landerbrook Drive • Suite 220 • Cleveland, Ohio 44124-4069
Tel. (440) 229-5151 • Fax (440) 229-5138

FOR FURTHER INFORMATION, CONTACT:
Christina Kmetko	For Immediate Release
(440) 229-5130	Wednesday, May 10, 2017

NACCO INDUSTRIES
DECLARES QUARTERLY DIVIDEND

Cleveland, Ohio, May 10, 2017: NACCO Industries, Inc. (NYSE: NC) today announced that the Board of Directors increased its regular cash dividend from 26.75 cents to 27.25 cents per share. The dividend is payable on both the Class A and Class B Common Stock, and will be paid June 15, 2017 to stockholders of record at the close of business on June 1, 2017. The new dividend is equal to an annual rate of $1.09 per share.

# # #